TRACTOR SUPPLY COMPANY
A Delaware Corporation
SIXTH AMENDED AND RESTATED BY-LAWS
(as amended on November 3, 2022)
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.1    Annual Meeting.
(a)    Time and Place. The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.
(b)    Business to be Conducted. At an annual meeting of the stockholders, only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Sections 1.1(c) and 1.2 of these Sixth Amended and Restated By-laws (the “By-laws”)) shall be conducted as shall have been properly brought before the meeting and shall be a proper subject for stockholder action under applicable law. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have been a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, such beneficial owner must have been the beneficial owner of shares of the Corporation) at the time of giving the notice provided for in this paragraph (b) and at the time of the meeting, must be entitled to vote at such annual meeting and must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this paragraph (b). For the avoidance of doubt, the foregoing clause of this paragraph (b) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting shall have been changed by more than thirty (30) days from the anniversary date of the previous year’s annual meeting of stockholders, to be timely notice by the stockholder must be so received by the Corporation not later than the later of (i) the ninetieth (90th) day prior to such current year’s annual meeting or (ii) the tenth (10th) day following (1) the day on which the notice containing the date of the current year’s annual meeting is provided by the Corporation or (2) public disclosure of the current year’s annual meeting date was made, whichever first occurs; provided further, however, that any such notice which is received later than the fifth (5th) business day prior to the meeting may be disregarded.

In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of any Stockholder Associated Person (as defined below) covered by clauses (C), (D) or (E) below and a description in reasonable detail of any interest of the stockholder proposing such business or any Stockholder Associated Person thereof in such business, (C) the class and number of shares of the capital stock of the Corporation which are directly or indirectly held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person and the date(s) on which such stock was acquired, (D) a description of (i) any economic interest in or any other right with respect to (including from a third party) any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for, or any obligations measured by the price or value of, in whole or in part, any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), any short interest in any securities of the Corporation, or any other economic interest in or any other rights with respect to debt of the Corporation held by such stockholder and any Stockholder Associated Person, and (ii) any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the capital stock of the Corporation, (E) a description of all arrangements, agreements, proxies or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Associated Person in such business, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the 1934 Act and (G) a representation as to (i) whether such stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice and (ii) whether such stockholder or any Stockholder Associated Person intends to solicit, directly or indirectly, a proxy from holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal. Any stockholder who submits a notice pursuant to this paragraph (b) shall also provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such stockholder and any Stockholder Associated Person and/or the business that such stockholder proposes to bring before the meeting. In addition, any stockholder who submits a notice pursuant to this paragraph (b) is required to update and supplement the information disclosed in such notice, if necessary in accordance with Section 1.1(e). Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.
Except for proposals properly made in accordance with Rule 14a-8 under the 1934 Act and included in the notice of meeting given by or at the direction of the Board of Directors and for nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Sections 1.1(c) and 1.2 of these By-laws, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). If any information submitted pursuant to this paragraph

(b) is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this paragraph (b). The presiding person at the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(c)    Nomination of Directors. Except as set forth in Section 1.2, nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder that is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this paragraph (c) and at the time of the annual meeting, that is entitled to vote at such annual meeting and that has given timely notice thereof in writing to the Secretary of the Corporation in compliance with this paragraph (c) (a “Proposing Stockholder”). Such nominations, other than those made by or at the direction of the Board of Directors or those made pursuant to Section 1.2, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in compliance with this paragraph (c).
In addition to complying with the provisions of Rule 14a-19 promulgated under the 1934 Act, to be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting shall have been changed by more than thirty (30) days from the anniversary date of the previous year’s annual meeting, to be timely notice by the Proposing Stockholder must be so received by the Corporation not later than the later of (i) the ninetieth (90th) day prior to such current year’s annual meeting or (ii) the tenth (10th) day following (1) the day on which the notice containing the date of the current year’s annual meeting is provided by the Corporation or (2) public disclosure of the current year’s annual meeting date was made, whichever first occurs; provided further, however, that any such notice which is received later than the fifth (5th) business day prior to the meeting may be disregarded. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposing Stockholder’s notice as provided above.
To be in proper written form, a Proposing Stockholder’s notice shall set forth (i) as to each person, if any, whom the Proposing Stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such proposed nominee, (B) the principal occupation or employment of such proposed nominee, (C) the class and number of shares of the Corporation which are directly or indirectly held of record or are beneficially owned by such proposed nominee, and the date(s) on which such stock was acquired, (D) a description of all arrangements, agreements, proxies or understandings, direct or indirect, between the Proposing Stockholder and each such proposed nominee and any other person or persons (naming such person or persons) pursuant to which such nominations are to be made by the Proposing Stockholder, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Stockholder or any Stockholder Associated Person of such Proposing Stockholder, on the one hand, and each proposed nominee, or his or her associates, on the other hand, (F) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such proposed nominee’s written consent to being named in a proxy statement, if any, relating to the applicable meeting of stockholders as a nominee and to serving as a director if elected), and (G) a written representation by the proposed nominee that such nominee currently intends to serve the full term for which such nominee would be standing for election, if elected; and (ii) as to the Proposing Stockholder, (A) the name and address, as they appear on the Corporation’s books, of such Proposing Stockholder and the name and address of any Stockholder Associated Person (as defined below) covered by clauses (B), (C) or (D) below, (B) the class and number of shares of the capital stock of the Corporation which are directly or indirectly held of record or are beneficially owned by such Proposing Stockholder or by any Stockholder Associated Person and the date(s) on which such stock was acquired, (C) a description of (i) any economic interest in or any other right with respect to (including from a third party) any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for, or any obligations measured by the price or value of, in whole or in part, any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), any short interest in any securities of the Corporation, or any other economic interests or any other rights with respect to debt of the Corporation, held by such Proposing Stockholder and any Stockholder Associated Person, and (ii) any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such Proposing Stockholder or any Stockholder Associated Person with respect to the capital stock of the Corporation, (D) a description of all arrangements, agreements, proxies or understandings between such Proposing Stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the nomination of any person as a director of the Corporation and any material relationships, within the last three (3) years, between the nominee and his or her affiliates and such Proposing Stockholder or any Stockholder Associated Person, (E) any other information related to such Proposing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such Proposing Stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the 1934 Act) and (F) a representation as to (i) whether such Proposing Stockholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees named in its notice, (ii) whether such Proposing Stockholder intends to solicit proxies or votes in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the 1934 Act and (iii) whether such Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to elect the proposed nominee(s) included in its notice.
In addition, to be eligible to be a nominee pursuant to this Section 1.1(c) or Section 1.2, a person must deliver (in the case of a nominee pursuant to this Section 1.1(c), in accordance with the time periods prescribed for delivery of notice under Section 1.1 of Article I, or, in the case of a nominee pursuant to Section 1.2, in accordance with the time periods prescribed for delivery of a Nomination Notice under Section 1.2 of Article I), the following to the Secretary at the principal executive offices of the Corporation (collectively, the “Nominee Information”):
(i)    a fully completed and signed written questionnaire with respect to the background and qualifications of such nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request); and
(ii)    a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such nominee (1) acknowledges the Corporation’s policy on director resignations following such person’s failure to receive the required vote for re-election at any future meeting at which such person would face reelection, as set forth in these By-Laws and the Corporation’s Corporate Governance Guidelines, (2) is not

and will not become a party to (w) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or candidacy for director that has not been disclosed to the Corporation, (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable Legal Requirements, or (z) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director of the Corporation, and intends to comply, with the Corporation’s By-Laws, Corporate Governance Guidelines, Code of Conduct, and any other publicly available Corporation policies and guidelines applicable to directors of the Corporation.
In addition to the information set forth above, any Proposing Stockholder making a nomination pursuant to this Section 1.1(c) shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Proposing Stockholder, any Stockholder Associated Person thereof or the proposed nominee, including such information to determine the eligibility or qualifications of the proposed nominee to serve as a director or an independent director or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of the nominee to serve as a director of the Corporation. In addition, any Proposing Stockholder who submits a notice pursuant to this paragraph (c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.1(e). At the request of the Board of Directors, any person nominated by a Proposing Stockholder for election as a director shall furnish to the Secretary of the Corporation all such information that is required to be set forth in the Proposing Stockholder’s notice of nomination which pertains to such proposed nominee. Except as set forth in Section 1.2, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). Except as otherwise provided in Section 1.2, the number of nominees a Proposing Stockholder may nominate for election at an annual meeting (or in the case of a Proposing Stockholder giving notice on behalf of a beneficial owner, the number of nominees a Proposing Stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. If any information submitted pursuant to this paragraph (c) by any Proposing Stockholder proposing one or more nominees for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this paragraph (c). The presiding person at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.
    Notwithstanding anything to the contrary set forth in this Section 1.1, unless otherwise required by law, (i) no Proposing Stockholder shall solicit proxies in support of director nominees other than the Corporation’s director nominees unless such Proposing Stockholder has complied with Rule 14a-19 promulgated under the 1934 Act in connection with the solicitation of such proxies, including providing any notice to the Corporation required thereunder in a timely manner and (ii) if any Proposing Stockholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act, then the Corporation shall disregard any proxies or votes solicited for any nominees proposed for election by such Proposing Stockholder. Upon request by the Corporation, any Proposing Stockholder that has provided notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in this Section 1.1(c).

(d)    Definitions. As used in these By-laws, the term (x) “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above, and (y) the term “Legal Requirements” means any state, federal or other laws or other legal requirements, including the rules, regulations and listing standards of any securities exchange(s) on which the Corporation’s securities are listed (each, a “Stock Exchange”).
(e)    Update and Supplement of Stockholder’s Notice. Any Proposing Stockholder who submits a notice of proposal for business or nomination for election pursuant this Section 1.1 or Section 1.3, or a nomination for election pursuant to Section 1.2 of the By-laws, is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).
Section 1.2    Stockholder Nominations Included in the Corporation’s Proxy Materials.
(a)    Inclusion of Nominees in Proxy Statement.
(i)    Subject to the provisions of this Section 1.2, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement and form of proxy card (the “Proxy Materials”) for any annual meeting of stockholders the name of, and the Required Information (as defined below) relating to, any person nominated for election to the Board of Directors (a “Proxy Access Nominee”) by an Eligible Proxy Access Stockholder (as defined below) that has satisfied the requirements of this Section 1.2 as determined by the Board of Directors.
(ii)    For purposes of this Section 1.2, the “Required Information” that the Corporation will include in its Proxy Materials is:
A.    any information about the Proxy Access Nominee and the Eligible Proxy Access Stockholder that is required to be disclosed in the Proxy Materials by the rules of the Securities and Exchange Commission (the “SEC”) or other applicable Legal Requirements; and
B.    any statement included by the Eligible Proxy Access Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors (subject to, without limitation, Section 1.2(e)(ii) of Article I), if such statement does not exceed 500 words (the “Supporting Statement”).
(iii)    The Corporation may also include in the Proxy Materials any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the Proxy Materials relating to the nomination of any Proxy Access Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 1.2 and any solicitation materials or related information with respect to a Proxy Access Nominee.
(iv)    For purposes of this Section 1.2, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Proxy Access Stockholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements).
Except for a nomination made in accordance with Section 1.1(c) and Rule 14a-19 promulgated under the 1934 Act, this Section 1.2 provides the exclusive method for stockholders to include nominees for director in the Corporation’s Proxy Materials with respect to any meeting of stockholders.
(b)    Number of Nominees.
(i)    The Corporation shall not be required to include in the Proxy Materials for an annual meeting of stockholders more Proxy Access Nominees than that number constituting the greater of (x) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.2 (rounded down to the nearest whole number) and (y) two nominees (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (1) any Proxy Access Nominees who the Board of Directors itself decides to nominate for election at such annual meeting, (2) subject to the following sentence, any Proxy Access Nominees who cease to satisfy the eligibility requirements in this Section 1.2, as determined by the Board of Directors, (3) any Proxy Access Nominee whose nomination is withdrawn by the Eligible Proxy Access Stockholder or who becomes unwilling to serve on the Board of Directors, and (4) the number of incumbent directors who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that the Board of Directors determines prior to the publicly disclosed record date for an annual meeting that a Proxy Access Nominee to be included in its Proxy Materials has ceased to satisfy the eligibility requirements of this Section 1.2, the Board of Directors shall include in its Proxy Materials a substitute Proxy Access Nominee, if any, but only if such Proxy Access Nominee was nominated in accordance with this Section 1.2 (including Section 1.2(d)) and otherwise meets all the other requirements of this Section 1.2. In no event shall the ineligibility of a proposed Proxy Access Nominee commence a new time period or extend any time period set forth herein. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.2(d) of Article I below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)    If the number of Proxy Access Nominees pursuant to this Section 1.2 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Eligible Proxy Access Stockholder will select one Proxy Access Nominee for inclusion in the Proxy Materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position held by each Eligible Proxy Access Stockholder as disclosed in such Eligible Proxy Access Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Eligible Proxy Access Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.2(d) of this Article I, an Eligible Proxy Access Stockholder or a Proxy Access Nominee ceases to satisfy the eligibility requirements in this Section 1.2, as determined by the Board of Directors, an Eligible Proxy Access Stockholder withdraws its nomination or a Proxy Access Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the Proxy Materials, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its Proxy Materials the disregarded Proxy Access Nominee (or any successor or replacement nominee) and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its Proxy Materials, that the disregarded Proxy Access Nominee will not be included as a nominee in the Proxy Materials and will not be voted on at the annual meeting.
(c)    Eligible Proxy Access Stockholder.
(i)    For purposes of this Section 1.2, an “Eligible Proxy Access Stockholder” is one or more stockholders who own and have owned continuously for at least three (3) years as of the date the Nomination Notice is received by the Corporation three percent (3%) or more of the outstanding shares of common stock of the Corporation (the “Required Shares”) and who continue to own the Required Shares through the date of the annual meeting. For purposes of determining the number of outstanding shares of common stock of the Corporation for purposes of this calculation, such amount will be determined as set forth in the most recent filing of the Corporation with the SEC setting forth such amount.
(ii)    For purposes of satisfying the ownership requirement under Section 1.2 (c)(i):
A.    the outstanding shares of common stock of the Corporation owned by one or more stockholders may be aggregated, provided that the number of stockholders whose ownership of shares of the Corporation is aggregated for such purpose shall not exceed 20, and
B.    two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall, in each case, be treated as one stockholder if such Eligible Proxy Access Stockholder shall provide as part of the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof.
(iii)    Except as otherwise provided in this Section 1.2, whenever an Eligible Proxy Access Stockholder consists of a group of stockholders, any and all requirements and obligations for an Eligible Proxy Access Stockholder set forth in this Section 1.2 must be satisfied by and as to each stockholder. No shares may be attributed to more than one Eligible

Proxy Access Stockholder, and no stockholder may be a member of more than one group constituting an Eligible Proxy Access Stockholder under this Section 1.2.
(iv)    For purposes of this Section 1.2, a stockholder shall be deemed to “own” only those outstanding shares of the Corporation as to which such stockholder possesses both:
A.    the full voting and investment rights pertaining to the shares; and
B.    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses A and B above shall not include any shares (1) purchased or sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such stockholder, (3) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates.
A stockholder “owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for purposes of this Section 1.2 shall be determined by the Board of Directors.
(v)    Within the time period specified in Section 1.2(d) for giving a Nomination Notice, the Eligible Proxy Access Stockholder shall deliver to the Secretary of the Corporation one or more written statements from the record holder of the shares or one or more intermediaries through which the shares are or have been held verifying that, as of the date the Nomination Notice is received by the Corporation, the Eligible Proxy Access Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares.
(d)    Nomination Notice. To nominate a Proxy Access Nominee, the Eligible Proxy Access Stockholder must, no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation provided or made available to stockholders its definitive proxy statement for the preceding year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the current year’s annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, the Nomination Notice shall be given in the manner provided herein by the later of the date that is one hundred eighty (180) days prior to the current year’s annual meeting or the tenth (10th) day following the date the current year’s annual meeting is first publicly announced or disclosed:
(i)    a copy of the Schedule 14N (or any successor form) relating to each Proxy Access Nominee that has been filed with the SEC under Rule 14a-18 of the 1934 Act (or any successor rule);
(ii)    the written consent of each Proxy Access Nominee to be named in the Corporation’s Proxy Materials as a nominee and to serve as a director of the Corporation, if elected;
(iii)    a written notice and agreement, in a form deemed satisfactory by the Board of Directors, that includes the following additional information, agreements and representations of the Eligible Proxy Access Stockholder (or, in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Proxy Access Stockholder):
A.    all information that would be required to be included in a stockholder notice nominating director candidates pursuant to Section 1.1(c) of Article I (excluding a representation regarding whether the Eligible Proxy Access Stockholder intends to solicit, directly or indirectly, proxies from the Corporation’s stockholders in support of the proposed nominee);
B.    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
C.    a representation that the Eligible Proxy Access Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
D.    a representation that each Proxy Access Nominee’s candidacy and, if elected, Board membership, would not violate applicable Legal Requirements;
E.    a representation that each Proxy Access Nominee:
(1)    qualifies as independent under the listing standards of any Stock Exchange, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors;
(2)    is a “non-employee director” for the purposes of Rule 16b-3 under the 1934 Act (or any successor rule);
(3)    is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and
(4)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the

Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor item) under the 1934 Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Proxy Access Nominee;
F.    a representation that the Eligible Proxy Access Stockholder satisfies the eligibility requirements set forth in Section 1.2(c) of Article I, along with all information necessary to verify evidence of ownership as provided under Section 1.2(c) of Article I;
G.    a representation that the Eligible Proxy Access Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.2(c) of Article I through the date of the annual meeting and indicating whether or not the Eligible Proxy Access Stockholder intends to continue to own the Required Shares for at least one year following the annual meeting;
H.    details of any position of a Proxy Access Nominee as an officer or director of any competitor (that is, any entity that provides services that compete with or are alternatives to the goods or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;
I.    a representation that the Eligible Proxy Access Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rule) with respect to the annual meeting, other than with respect to a Proxy Access Nominee or any nominee of the Board;
J.    a representation that the Eligible Proxy Access Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;
K.    if desired, a Supporting Statement;
L.    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
M.    an undertaking pursuant to which the Eligible Proxy Access Stockholder agrees:
(1)    to comply with all applicable Legal Requirements in connection with the nomination, solicitation and election;
(2)    to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(3)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Proxy Access Stockholder or any of its Proxy Access Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; and
(4)    to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Proxy Access Stockholder pursuant to this Section 1.2 or any solicitation or other activity in connection with its efforts to elect the Proxy Access Nominee(s).
The information and documents required by this Section 1.2(d) to be provided by the Eligible Proxy Access Stockholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members, and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Eligible Proxy Access Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.2(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to the Secretary of the Corporation. Each Eligible Proxy Access Stockholder shall also promptly provide to the Corporation such other information related to such Eligible Proxy Access Stockholder and/or the Proxy Access Nominee as may be reasonably requested by the Corporation at any time prior to the annual meeting, including such information to determine the eligibility or qualifications of the Proxy Access Nominee to serve as a director or an independent director or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of the Proxy Access Nominee to serve as a director of the Corporation.
An Eligible Proxy Access Stockholder (or the designated lead group member) providing notice of a nomination pursuant to this Section 1.2 shall further update and supplement the Nomination Notice and any other information required to be provided under this Section 1.2, as set forth in Section 1.1(e) of Article I. For the avoidance of doubt, the requirement to update and supplement such Nomination Notice and information shall not permit any Eligible Proxy Access Stockholder or any other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-laws) available to the Corporation related to any defect.
(e)    Exceptions.
(i)    Notwithstanding anything to the contrary contained in this Section 1.2, the Corporation shall not be required to include a Proxy Access Nominee in the Corporation’s Proxy Materials for any annual meeting of stockholders, and such nomination shall be disregarded and no vote on such Proxy Access Nominee shall occur, if:
A.    the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors at such annual meeting pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.1(c) of Article I;

B.    the Eligible Proxy Access Stockholder (or the designated lead group member, as applicable) or any Qualified Representative thereof does not appear at the meeting of stockholders to present the nomination with respect to the Proxy Access Nominee submitted pursuant to this Section 1.2;
C.    the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or the Eligible Proxy Access Stockholder withdraws its nomination with respect to the Proxy Access Nominee;
D.    the Board of Directors determines that the Proxy Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable Legal Requirement, or that the Proxy Access Nominee fails to satisfy any of the criteria set forth in Section 1.2(d)(iii)(E) above;
E.    the Proxy Access Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
F.    the Board of Directors or the chairman of any annual meeting determines that (1) the Eligible Proxy Access Stockholder or the Proxy Access Nominee has failed to continue to satisfy the eligibility requirements described in this Section 1.2 (including any eligibility requirements included in Section 1.1(c) and incorporated by reference into this Section 1.2), (2) any of the information included in the Nomination Notice or otherwise provided to the Corporation by the Eligible Proxy Access Stockholder was untrue in any material respect or omitted to state a material fact necessary in order to make any statements made, in light of the circumstances under which they were made, not misleading, (3) any of the information required to be provided in the Nomination Notice was not provided, or (4) the Eligible Proxy Access Stockholder or Proxy Access Nominee otherwise breaches any applicable obligations set forth in these By-laws, including this Section 1.2.
In addition, any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but does not receive at least 25% of the votes cast in favor of such Proxy Access Nominee’s election, will be ineligible to be a Proxy Access Nominee pursuant to this Section 1.2 of Article I for the next two annual meetings of stockholders.
(ii)    Notwithstanding anything to the contrary contained in this Section 1.2, the Corporation may omit from the Proxy Materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Proxy Access Nominee included in the Nomination Notice, if the Board of Directors determines that:
A.    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
B.    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
C.    the inclusion of such information in the Proxy Materials would otherwise violate the SEC proxy rules or any other applicable Legal Requirements.

Section 1.3    Special Meetings.
(a)    Special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, or at the request of one or more stockholders who Net Long Beneficially Own, in the aggregate, not less than twenty percent (20%) of the outstanding shares of common stock of the Corporation (the “Minimum Holding”).
(b)    Within thirty (30) days of receipt by the Secretary of a written request from stockholders who own the Minimum Holding (a “Special Meeting Request”), it shall be the duty of the Board to cause a special meeting of stockholders to be held not later than ninety (90) days after receipt of such Special Meeting Request.
(c)    A special meeting requested by stockholders shall be held unless the Special Meeting Request is delivered during the period beginning ninety (90) days prior to the anniversary of the preceding year’s annual meeting of stockholders and ending on the date of the next annual meeting.
(d)    In determining whether the Minimum Holding has been achieved, multiple Special Meeting Requests delivered to the Secretary will be considered together if each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the requested special meeting (in each case as determined in good faith by the Board).
(e)    The business transacted at any special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to this Section 1.3. Notwithstanding anything in these By-laws to the contrary, the Board may submit its own proposal or proposals for consideration at a special meeting. Except in accordance with this Section 1.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
(f)    A Special Meeting Request must be delivered by hand or by mail or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation.
(g)    A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the meeting; (B) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 1.1(c); and (C) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 1.1(b).
(h)    The Special Meeting Request must also include (A) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary; (B) an acknowledgement that prior to the special meeting any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Net Long Beneficial Ownership to less than the Minimum Holding shall be deemed to be a revocation of such Special Meeting Request; and (C) documentary evidence that the Requesting Stockholders (or the beneficial owners on whose behalf the Special Meeting Request is made) had Net Long Beneficial Ownership of the Minimum Holding as of the date of delivery of the Special Meeting Request to the Secretary.
(i)    The Requesting Stockholders on whose behalf the Special Meeting Request is being made shall further update and supplement the information provided in the Special Meeting Request, if necessary, as set forth in Section 1.1(e).
(j)    If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.
(k)    With respect to this Section 1.3, a stockholder must comply with all applicable provisions of these By-Laws and all requirements of Delaware law and the 1934 Act.
(l)    In the event the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, nominations of persons for election to the Board of Directors may be made by any stockholder that is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving the notice provided for in this Section 1.3(l), that is entitled to vote at such meeting and that has given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.3(l). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in compliance with this Section 1.3(l). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following (1) the day on which the notice containing the date of the special meeting is provided by the Corporation or (2) public disclosure of the special meeting date was made, whichever first occurs; provided, however, that any such notice which is received later than the fifth (5th) business day prior to the meeting may be disregarded. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as provided above. To be in proper written form, such stockholder’s notice shall set forth all of the information described in, and otherwise be in compliance with, Section 1.1(c) of these By-laws. In addition, any stockholder who submits a notice pursuant to this Section 1.3(l) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.1(e). If any information submitted pursuant to this Section 1.3(l) by any stockholder proposing one or more nominees for election as a director at a special meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 1.3(l). The presiding person at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.
(m)    For the purposes of this Section 1.3, the following definitions shall apply:
(i)    An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.

(ii)    An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.
(iii)    “Net Long Beneficial Ownership” shall mean the shares of stock of the Corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the 1934 Act, excluding, at any time, any shares as to which such stockholder or beneficial owner does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner) had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the 1934 Act), all as the Board of Directors shall determine in good faith.

Section 1.4    Notice of Meetings; Waiver of Notice.
(a)    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given by or at the direction of the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, the Secretary or the other persons calling the meeting, and shall state the place, date and hour, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.
(b)    Waiver of Notice. Whenever notice is required to be given to the stockholders under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver signed by a stockholder entitled to notice, or a waiver by electronic transmission by a stockholder entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.
Section 1.5    Quorum. The presence at any meeting, in person, by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, of the holders of record of a majority of the shares of the capital stock of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation of the Corporation. Where a separate vote by a class or classes is required with respect to a particular matter, the presence at the meeting, in person or by proxy, of the holders of record of a majority of the shares of such class or classes then issued and outstanding and entitled to vote thereon shall be necessary and sufficient to constitute a quorum with respect to a vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.6    Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at a meeting, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to act as chairman or secretary of such meeting, may adjourn the meeting to another time or place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are provided in a manner permitted by the General Corporation Law of the State of Delaware; provided, however, that, if the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. In no event will the adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in paragraphs (b) or (c) of Section 1.1 of these By- Laws.
Section 1.7    Organization. The Chairman of the Board, or if there is no Chairman of the Board or in his absence or disability, the Chief Executive Officer, or if there is no Chief Executive Officer or in his absence or disability, the President, or in the absence or disability of all of them, a presiding person appointed by the Board of Directors, shall act as the presiding person of all meetings of stockholders. The Secretary or, in his absence or disability, any Assistant Secretary, or, in the absence of all of them, a secretary appointed by the presiding person of the meeting, shall act as secretary at all meetings of stockholders. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding person at any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Without limiting the foregoing, the following rules shall apply:
(a)    The presiding person may ask or require that anyone not a bona fide stockholder or duly authorized proxy leave the meeting.

(b)    The presiding person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the presiding person.
(c)    The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, without limitation, limits on the amount of time that may be taken up at the meeting by the remarks or questions of any stockholder, limits on the number of questions a stockholder may ask and limits as to the subject matter and timing of questions and remarks by stockholders.
Section 1.8    Voting. Unless otherwise provided in the Certificate of Incorporation or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which is registered in his name on the record date for the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, for all matters the affirmative vote (which need not be by ballot) of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter of such vote shall be the act of the stockholders. Where a separate vote by a class or classes is required, the affirmative vote of a majority of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote on the subject matter of such vote shall be the act of such class or classes. Notwithstanding the foregoing, the vote required for the election of directors shall be as provided in Section 3.2 of Article III.
Section 1.9    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate actions in writing may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 1.10    Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.
Section 1.11    Inspectors of Election. In advance of any stockholders’ meeting, the Board of Directors may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.
Section 1.12    Fixing the Record Date. So that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than 60 nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. Only those stockholders of record on the date so fixed shall be entitled to vote at the meeting, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.
So that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and (a) in the case of a written consent, shall not exceed by more than ten (10) days the date upon which the resolution fixing the record date is adopted by the Board, or (b) in the case of any other action, shall not be more than sixty (60) days prior to such action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.
ARTICLE II
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING
Unless otherwise provided in the Certificate of Incorporation, any action required by law or these By-laws to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1    Number. The Board of Directors shall consist of one or more directors, as fixed from time to time by resolution of the Board of Directors in accordance with applicable law.
Section 3.2    Election and Term of Office.
(a)    Directors will be elected at each annual meeting of stockholders of the Corporation and will hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.
(b)    In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 3.2: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.
(c)    Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”), shall promptly tender his or her offer of resignation to the Board for consideration by the Board if such director has not previously submitted a conditional offer of resignation. A recommendation on whether or not to accept such resignation offer shall be made by a committee of independent directors that has been delegated the responsibility of recommending nominees for director for appointment or election to the Board, or (1) if each member of such committee did not receive the required majority vote or (2) if no such committee has been appointed, a majority of the Board shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board (the “Nominating Committee”). If no independent directors received the required majority vote, the Board shall act on the resignation offers.
Within sixty (60) days following certification of the stockholder vote, the Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept any resignation offer, the Nominating Committee shall be entitled to consider all factors believed relevant by such Committee’s members, including without limitation: (1) any stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable; (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Nominating Committee in evaluating potential candidates for the Board as such factors relate to each director who has so offered his or her resignation; (3) the length of service of such director; (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligations; (5) such director’s contributions to the Corporation; and (6) any other factors that the Nominating Committee believes are in the best interests of the Corporation.
The Board shall act on the Nominating Committee’s recommendation and publicly disclose the decision and reasons therefor, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication, within ninety (90) days following certification of the stockholder vote. In determining whether or not to accept any resignation offer, the Board shall take into account the factors considered by the Nominating Committee and any additional information and factors that the Board believes to be relevant.
(d)    If any director’s resignation offer is not accepted by the Board, such director shall continue to serve until the next annual meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation offer is accepted by the Board pursuant to this Section 3.2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.3 of this Article III or may decrease the size of the Board pursuant to Section 3.1 of this Article III.
Section 3.3    Vacancies and Additional Directorship. Unless otherwise provided in the Certificate of Incorporation of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Unless otherwise provided in the Certificate of Incorporation of the Corporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to be effective upon the effectiveness of such resignation or resignations.
Section 3.4    Meetings.
(a)    Regular Meeting. The Board of Directors may by resolution provide for the holding of regular meetings for the election of officers and for the transaction of such other business as may properly come before the meeting, and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly by mail, facsimile, telegram, radio, cable, telephone, electronic mail or personal delivery to each director who shall not have been present at the meeting at which such action was taken, addressed, sent, delivered or communicated to him at his residence or usual place of business.
(b)    Special Meetings. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board (if any), the Chief Executive Officer (if any), the President or one-third of the directors then in office, except that when the Board of Directors consists of one director, such director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile, telegram, radio or cable, electronic mail or telephoned or delivered to him personally, not later than twenty-four (24) hours before the day on which such meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.
(c)    Waiver of Notice. Whenever notice is required to be given to the directors under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.
(d)    Participation by Conference Call. Members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
Section 3.5    Quorum; Voting. Unless the Certificate of Incorporation of the Corporation provides otherwise, at each meeting of the Board of Directors a majority of the total number of members of the Board of Directors shall constitute a quorum for the transaction of business, except that when the Board consists of only one director, one director shall constitute a quorum. Unless otherwise required by the Certificate of Incorporation of the Corporation or these By-laws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Section 3.6    Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at such meeting, to the directors who were present.
Section 3.7    Organization. The Chairman of the Board, or if there is no Chairman of the Board or in his absence or disability, the Chief Executive Officer, or if there is no Chief Executive Officer or in his absence or disability, the President, or in the absence or disability of all of them, a chairman appointed by the directors present at such meeting, shall act as the presiding person at meetings of directors. The Secretary, or in his absence or disability, any Assistant Secretary, or in the absence of all of them, a secretary appointed by the presiding person of the meeting, shall act as secretary at all meetings of the Board of Directors.
Section 3.8    Action of Board Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board.
Section 3.9    Manner of Acting. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 3.10    Resignation of Directors. Any director may resign at any time by giving notice in writing or by electronic transmission of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.
Section 3.11    Removal of Directors. Any director, or the entire Board of Directors, may be removed at any time by the affirmative vote of the holders of the majority of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class at a duly held meeting.
Section 3.12    Compensation of Directors. Directors may receive such reasonable compensation for their services as directors, whether in the form of salary, a fixed fee for attendance at meetings, with expenses, if any, or other compensation, as the Board of Directors may from time to time determine. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.13    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (a) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or a committee thereof, and the Board of Directors or a committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.
ARTICLE IV
COMMITTEES OF THE BOARD
Section 4.1    Designation and Powers. The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation of the Corporation, except as permitted by law, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, (d) recommend to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or (e) amend the By-laws of the Corporation. Any such committee, to the extent provided in such resolution, shall have the power and authority to (i) declare a dividend, (ii) authorize the issuance of stock and/or (iii) adopt a certificate of ownership and merger as permitted by law.
Section 4.2    Term of Office. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a member of any committee thereof.
Section 4.3    Alternate Members and Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should he absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.
Section 4.4    Meetings. Each committee shall fix its own rules of procedure, and shall meet where and as and upon such notice as provided by such rules or by resolution of the Board of Directors. Each committee shall keep regular minutes of its proceedings. Members of any committee designated by the Board may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 4.5    Quorum; Voting. At each meeting of any committee the presence of a majority of the total number of its members shall constitute a quorum for the transaction of business; except that when a committee consists of one member, then one member shall constitute a quorum. A vote of the majority of committee members present at any meeting of a committee at which a quorum is present shall be the act of such committee.
Section 4.6    Adjournments. A majority of the members of a committee present, whether or not a quorum is present, may adjourn any meeting of such committee to another place and time.
Section 4.7    Action of Committee Without Meeting. Any action required or permitted to be taken at any meeting of any committee designated by the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.
Section 4.8    Manner of Acting. A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.9    Resignation of Committee Members. Any member of a committee may resign at any time by giving notice in writing or by electronic transmission of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.
Section 4.10    Removal of Committee Members. Any member of any committee may be removed with or without cause at any time by the Board of Directors.
Section 4.11    Compensation of Committee Members. Committee members may receive such reasonable compensation for their services as committee members, whether in the form of salary, a fixed fee for attendance at meetings, with expenses, if any, or other compensation, as the Board of Directors may from time to time determine. Nothing contained herein shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE V
OFFICERS
Section 5.1    Officers. The officers of the Corporation shall be a Chief Executive Officer (if elected by the Board of Directors), a President, one or more Vice Presidents (if elected by the Board of Directors), a Secretary, a Treasurer, a Controller (if elected by the Board of Directors) and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws.
Section 5.2    Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.2 of these By-laws)

shall be elected or appointed by a majority of the Board of Directors present at any meeting at which such election is held. Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.
Section 5.3    Subordinate Officers and Agents. The Board of Directors may from time to time appoint other officers or agents (including, without limitation, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers), to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.
Section 5.4    The Chief Executive Officer. The Chief Executive Officer, if elected by the Board of Directors, shall be the Chief Executive Officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. The Chief Executive Officer may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The Chief Executive Officer shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.
Section 5.5    The President. If there is no Chief Executive Officer, or at the request of the Chief Executive Officer (if any) or the Board, or in the absence or disability of the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Upon the determination of the Board, one person may serve as both the Chief Executive Officer and the President. Subject to the authority and direction of the Chief Executive Officer (if any) and the Board of Directors, the President shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer, and shall have charge of the day to day supervision of the business, affairs and property of the Corporation. The President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or these By-laws.
Section 5.6    Vice Presidents. At the request of the Chief Executive Officer (if any) or the President, or in the absence or disability of all of them, the Vice President designated by the Board of Directors or such officer or officers shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President. Any Vice President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution. thereof shall be expressly delegated by the Board of Directors to another officer or agent. Each Vice President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.
Section 5.7    The Secretary. The Secretary shall:
(a)    record all the proceedings of meetings of the stockholders, the Board of Directors and any committees thereof in a book or books to be kept for that purpose;
(b)    cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;
(c)    whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;
(d)    be custodian of the records and the seal of the Corporation, if any, and cause such seal, if any, to be affixed to (or a facsimile to be reproduced on) all certificates representing stock of the Corporation prior to the issuance thereof and all instruments the execution of which in the name and on behalf of the Corporation shall have been duly authorized;
(e)    see that the lists, books, reports, statements, certificates and other documents and. records required by law are properly kept and filed;
(f)    have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by law to have access thereto;
(g)    sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and
(h)    in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.
Section 5.8    Assistant Secretaries. At the request of the Chief Executive Officer (if any), the President or the Secretary, or in the absence or disability of the Secretary, the Assistant Secretary designated by the Board of Directors or such officer or officers shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Secretary or these By-laws.
Section 5.9    The Treasurer. The Treasurer shall:
(a)    have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)    cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 7.3 of these By-laws, or to be otherwise dealt with in such manner as the Board of Directors may direct from time to time;
(c)    cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;
(d)    render to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any) and/or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;
(e)    cause to be kept at the Corporation’s principal office correct books of account of all of the Corporation’s business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to any director;
(f)    be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire or deem appropriate with respect to any or all financial transactions of the Corporation;
(g)    sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and
(h)    in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.
Section 5.10    Assistant Treasurer. At the request of the Chief Executive Officer (if any), the President or the Treasurer, or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Board of Directors or such officer or officers shall have all the powers of and be subject to all the restrictions on the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, the Treasurer or these By-laws.
Section 5.11    Controller. The Controller (if elected by the Board of Directors) shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Treasurer or these By-laws, and shall have authority commensurate with such duties, including, without limitation, the authority to sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.

Section 5.12    Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary for it to be effective.
Section 5.13    Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office. Without limiting the foregoing, any officer or agent appointed pursuant to the provisions of Section 5.3 of these By-laws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or any agent upon whom such power of removal shall have been conferred by the Board of Directors.
Section 5.14    Vacancies. Any vacancy in any office (whether by reason of death, resignation, removal, disqualification or otherwise) may be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular elections or appointments to such office.
Section 5.15    Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed pursuant to the provisions of Section 5.3 of these By-laws. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
Section 5.16    Bonding. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE VI
INDEMNIFICATION
The Corporation shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. To the extent and in the manner provided by applicable law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Unless otherwise permitted by applicable law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director, officer, employee or agent is proper in the circumstances. The Corporation may, to the fullest extent permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability which may be asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law. The indemnification and advancement of expenses provided for herein shall not be deemed to limit the right of the Corporation to indemnify or make advances to any other person for any expenses (including attorneys’ fees), judgments, fines or other amounts to the fullest extent permitted by applicable law, nor shall they be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or modification of this Article VI will only be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any acts, omissions, facts or circumstances occurring prior to such repeal or modification.
ARTICLE VII
EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS
Section 7.1    Execution of Instruments Generally. Subject to the approval or authorization of the Board of Directors, the Chief Executive Officer (if any), the President, any Vice President, the Secretary, the Treasurer and the Controller may enter into any contract and/or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any one or more officers or agents to enter into any contract and/or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
Section 7.2    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors may from time to time determine.
Section 7.3    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.
Section 7.4    Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chief Executive Officer (if any), the President, any Vice President, the Secretary or any other person or persons thereunto authorized by the Board of Directors.
ARTICLE VIII
STOCK
Section 8.1    Form and Execution of Certificates. The shares of capital stock of the Corporation shall be represented by certificates in the form approved by the Board of Directors from time to time. The certificates shall be signed by, or in the name of the Corporation by, (a) the President or any Vice President, and (b) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificates may be facsimile signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 8.2    Regulations. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issuance, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.
Section 8.3    Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.
ARTICLE IX
CORPORATE SEAL
The Board of Directors may provide a corporate seal, circular in form, bearing the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.
ARTICLE X
FISCAL YEAR
The fiscal year of the Corporation shall end on the Saturday closest to December 31 in each year or such other day as the Board of Directors may determine from time to time by resolution.
ARTICLE XI
AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to alter, amend or repeal these By-laws or adopt new By-laws by the affirmative vote of a majority of all directors at any regular or special meeting of the Board of Directors called for that purpose.
ARTICLE XII
SEVERABILITY
If any provision of these By-laws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these By-laws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these By-laws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these By-laws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.

33790018.3